Exhibit 99.1

FOR IMMEDIATE RELEASE

Duckwall-ALCO Stores Announces Executive Departure

Abilene, Kan. (April 27, 2007) — Duckwall-ALCO Stores, Inc. (Nasdaq: DUCK) has announced that Vice President and Chief Financial Officer Mike Marcus has left the Company to pursue other opportunities. The Company has begun a search for Marcus’ replacement. Until a new chief financial officer is hired, Jon Ramsey, Controller, will manage all day-to-day financial responsibilities.

About Duckwall-ALCO Stores

Duckwall-ALCO Stores, Inc. is a regional retailer that specializes in meeting the needs of smaller, underserved communities throughout the central United States. The Company offers an exceptional selection of fashionable merchandise, quality products and recognized brand names at reasonable prices. Our specialty is delivering those products with the friendly, personal service our customers have come to expect. With 256 stores across 21 states, we are proud to have continually provided excellent products at good value prices to our customers for 106 years.  To learn more about Duckwall-ALCO Stores, Inc. visit our website at www.ALCOstores.com.

For more information, contact:
Debbie Hagen
Hagen and Partners
913-652-6547
email: dhagen@hagenandpartners.com